EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

STATE OF
INCORPORATION/
SUBSIDIARY	ORGANIZATION

ADM/CHS, LLC	Delaware
Ag States Agency, LLC	Minnesota
Ag States Agency of Montana Inc, a subsidiary of Ag States Agency LLC	Montana
Agronomy Company of Canada, Ltd.	Nova Scotia
Allied Agronomy, LLC	North Dakota
Battle Creek/CHS, LLC	Delaware
Bec-Lin of Perham, Inc.	Minnesota
Cenex Ag, Inc.	Delaware
CHS Energy Canada, Inc.	Alberta
Cenex Petroleum, Inc.	Minnesota
Cenex Pipeline, LLC	Minnesota
Central Montana Propane, LLC	Montana
CHS-Agri Valley	North Dakota
CHS-Chinook	Montana
CHS-Clinton/Wilmot	Minnesota
CHS-Connell, Inc.	Washington
CHS-Crookston	Minnesota
CHS-Devils Lake	North Dakota
CHS-Drayton	North Dakota
CHS-Edgeley	North Dakota
CHS-Garrison	North Dakota
CHS-Glasgow	Montana
CHS-Grangeville, Inc.	Idaho
CHS-Highmore	South Dakota
CHS-Jasper	South Dakota
CHS-Kalispell	Montana
CHS-Kindred	North Dakota
CHS-Lewistown	Montana
CHS-Madison	Minnesota
CHS-Philip	South Dakota
CHS-Richey	Montana
CHS-Salol/Roseau	Minnesota
CHS-Sioux Falls	South Dakota
CHS-Starbuck	Minnesota
CHS-Stevensville	Montana
CHS-Tracy/Garvin	Minnesota
Classic Farms, LLC	South Dakota
Circle Land Management, Inc.	Minnesota

Cooperative Agronomy Services, LLC	North Dakota
Cooperative Services, LLC	Delaware
Country Energy, LLC	Delaware
Country Hedging, Inc.	Delaware
Dakota Agronomy Partners, LLC	North Dakota
Energy Partners, LLC	Montana
Farmland-Harvest States, LLC	Delaware
Fin-Ag, Inc.	South Dakota
Five Valleys Gas Company	Minnesota
Front Range Pipeline, LLC	Minnesota
Full Circle, LTD	Minnesota
Genetic Marketing Group, LLC	Washington
Grain Suppliers Co, LLC	Delaware
Green Bay Terminal Corporation	Wisconsin
Harvest States do Brasil Ltda.	Brazil
Harvest States Cooperatives Europe B.V.	Netherlands
Heart River LP Gas, LLC	North Dakota
Horizon Milling, LLC	Delaware
HSC-Edmore	North Dakota
HSC-Herman/Norcross	Minnesota
Kropf/CHS, LLC	Oregon
Montevideo Grain, LLC	Delaware
Mountain View of Montana, LLC	Delaware
National Cooperative Refinery Association (NCRA)	Kansas
Clear Creek Transportation, LLC, a subsidiary of NCRA	Kansas
Jayhawk Pipeline, LLC, a subsidiary of NCRA	Kansas
Kaw Pipeline, a subsidiary of NCRA	Delaware
Osage Pipeline, a subsidiary of NCRA	Delaware
North Valley Petroleum, LLC	North Dakota
Oilseed Partners, LLC	Delaware
PGG/HSC Feed Company, LLC	Oregon
Sparta Foods, Inc.	Minnesota
St. Paul Maritime Corporation	Minnesota
TEMCO, LLC	Delaware
Tillamook/GTA Feeds, LLC	Oregon
United Country Brands, LLC	Delaware
Agriliance, LLC, a subsidiary of United Country Brands, LLC	Delaware
United Energy, LLC	Delaware
United Harvest, LLC	Delaware
United Processors, LLC	Delaware
Rocky Mountain Milling, LLC, a subsidiary of United Processors, LLC	Delaware
Ventura Foods, LLC	Delaware
Whitman Terminal Association, LLC	Delaware